UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2025

Ondas Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, Suite 1410, Boston, MA 02210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure included in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on November 13, 2024, Ondas Networks Inc. (“Networks”), a subsidiary of Ondas Holdings Inc. (the “Company”), entered into that certain Securities Purchase Agreement (the “November Agreement”), for an aggregate investment of $2.07 million in Networks (the “Offering”). The November Agreement was entered into by and among Networks and a private investor group, including Charles & Potomac Capital, LLC (the “Lead Investor”), an entity affiliated with Joseph Popolo, a Board Member of the Company, for the sale of secured convertible promissory notes in the aggregate amount of $2.07 million (the “November Notes”). The November Notes will (i) bear an interest at a rate of 10% per annum, (ii) have a maturity date of September 30, 2025, (iii) be secured by all assets of Networks, provided however such secured obligation shall be subordinate to that certain secured note, dated September 3, 2024, by and between Networks and the Lead Investor, and (iv) at the option of the Lead Investor, be convertible into securities of Networks at the time of the closing of (A) a Corporate Transaction (as defined in the Note) or (B) a subsequent offering of securities of Networks. Pursuant to the November Agreement, Networks issued the private investor group warrants to purchase 50,082 shares of senior preferred stock, $0.00001 par value per share, at an exercise price of $20.65 per share and exercisable commencing on the date of issuance through the fifth anniversary of the date of issuance (the “November Warrants,” together with the November Notes, the “Securities”).

Also, as previously disclosed, Networks noted that it may hold one or more subsequent closings at any time prior to January 15, 2025, unless otherwise extended, to sell additional Securities in an aggregate principal amount up to $2.93 million.

On January 15, 2025, Networks entered into that certain Securities Purchase Agreement (the “January Agreement”), for an aggregate investment of $2.93 million in Networks (the “January Offering”). The January Agreement was entered into by and among Networks and a private investor group for the sale of secured convertible promissory notes in the aggregate amount of $2.93 million (the “January Notes”). The January Notes will (i) bear an interest at a rate of 10% per annum, (ii) have a maturity date of September 30, 2025, (iii) be secured by all assets of Networks, provided however such secured obligation shall be subordinate to that certain secured note, dated September 3, 2024, by and between Networks and the Lead Investor, and (iv) at the option of the Lead Investor, be convertible into securities of Networks at the time of the closing of (A) a Corporate Transaction (as defined in the Note) or (B) a subsequent offering of securities of Networks. Pursuant to the January Agreement, Networks issued the private investor group warrants to purchase 70,947 shares of senior preferred stock, $0.00001 par value per share, at an exercise price of $20.65 per share and exercisable commencing on the date of issuance through the fifth anniversary of the date of issuance (the “Warrants,” together with the January Notes, the “New Securities”).

The issuance of the New Securities were exempt from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of each of the investors that it was an “accredited investor” (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the New Securities.

The foregoing summary of the terms of the January Agreement, the January Notes and the Warrants do not purport to be complete and are subject to, and qualified in its entirety by, such documents attached as Exhibits 10.1, 10.2 and 4.1 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant of Ondas Networks Inc. (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed by the Company with the SEC on November 15, 2024).
10.1*	Form of Securities Purchase Agreement.
10.2	Form of Convertible Promissory Note (see Exhibit A to the Securities Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2025	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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